As filed  with the  Securities and Exchange  Commission on  August 22,
   2002

                                             Registration No. 33-36282-99

   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                               POST-EFFECTIVE
                               AMENDMENT NO. 3
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------
                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

               DELAWARE                                   11-3415180
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                  (Address of principal executive offices)

                          1985 EMPLOYEE STOCK PLAN
                          (Full title of each plan)

                               ROBERT S. LEMLE
                               VICE CHAIRMAN,
                        GENERAL COUNSEL AND SECRETARY
                       CABLEVISION SYSTEMS CORPORATION
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                               (516) 380-6230
           (Name, address including zip code and telephone number,
                 including area code, of agent for service)

                               WITH A COPY TO:

                               LAURALYN BENGEL
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5670
                         ---------------------------







                              EXPLANATORY NOTE

        Cablevision Systems Corporation (the "Corporation") hereby amends the Registration Statement on Form S-8 (File No. 33-36282-99), by filing this Post-Effective Amendment No. 3 to Form S-8 relating to shares of Cablevision NY Group Class A Common Stock, par value $.01 per share ("Cablevision NY Class A Stock"), issuable by the Corporation under the 1985 Employee Stock Plan (the "Plan").

        This Registration Statement as originally filed on August 9, 1990 related to the offer and sale of 1,000,000 shares of Cablevision Class A Common Stock ("Cablevision Class A Stock") issuable under the Plan. Taking into account adjustments pursuant to the anti-dilution provisions of Rule 416 of the Securities Act of 1933 for stock splits occurring subsequent to the initial filing, 776,348 of such shares had been issued by the Corporation under the Plan as of March 30, 2001, leaving 223,652 shares.

        On February 16, 2001, the stockholders of the Corporation authorized the Corporation's Board of Directors to change the Cablevision Class A Stock into two series: (i) Cablevision NY Class A Stock; and (ii) Rainbow Media Group Class A Common Stock, par value $.01 per share ("Rainbow Class A Stock"). Accordingly, the Corporation's amended and restated certificate of incorporation was amended to (i) authorize the creation of Rainbow Class A Stock and
   (ii) redesignate the Cablevision Class A Stock as Cablevision NY Class A Stock. The Corporation filed a Post-Effective Amendment No. 2 to Form S-8 on March 30, 2001 to reflect the reclassification of the then remaining 223,652 shares of Cablevision Class A Stock to be issued under the Plan pursuant to the Registration Statement as 111,826 shares of Rainbow Class A Stock and 223,652 shares of Cablevision NY Class A Stock.

        On August 5, 2002, the Corporation's Board of Directors approved the exchange of all of the shares of Rainbow Class A Stock for shares of Cablevision NY Class A Stock. Accordingly, pursuant to the Corporation's amended and restated certificate of incorporation, the Corporation has authorized the exchange of each share of Rainbow Class A Stock for 1.19093 shares of Cablevision NY Class A Stock, effective August 20, 2002. The purpose of this Post-Effective Amendment No. 3 is to reflect (i) the exchange of 90,326 shares of Rainbow Class A Stock that remain issuable under the Plan and the Registration Statement for 107,571 shares of Cablevision NY Class A Stock and the removal of the shares of Rainbow Class A Stock from registration, and (ii) a total of 289,923 shares of Cablevision NY Class A Stock now covered by the Registration Statement that remain available for issuance.







                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, State of New York, on this 20th day of August, 2002.

                                 CABLEVISION SYSTEMS CORPORATION



                                 By: /s/  James L. Dolan
                                     -------------------------------------
                                     James L. Dolan
                                     Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

                         SIGNATURE                                  TITLE                     DATE
                         ---------                                  -----                     ----
           /s/  James L. Dolan*                    President, Chief Executive Officer         August 20, 2002
           -------------------------------         (Principal Executive Officer) and
                James L. Dolan                     Director


           /s/  William J. Bell*                   Vice Chairman (Principal Financial         August 20, 2002
           -------------------------------         Officer) and Director
                William J. Bell

           /s/  Andrew B. Rosengard*               Executive Vice President, Finance and      August 20, 2002
           -------------------------------         Controller (Principal Accounting
                Andrew B. Rosengard                Officer)

           /s/  Charles F. Dolan*                  Chairman, Chairman of the Board of         August 20, 2002
           -------------------------------         Directors
                Charles F. Dolan

           /s/  Robert S. Lemle*                   Vice Chairman, General Counsel,            August 20, 2002
           -------------------------------         Secretary and Director
                Robert S. Lemle

           /s/  Sheila A. Mahony*                  Executive Vice President,                  August 20, 2002
           -------------------------------         Communications, Government and Public
                Sheila A. Mahony                   Affairs and Director


                                                                2








           /s/  Thomas C. Dolan*                   Senior Vice President and Chief            August 20, 2002
           -------------------------------         Information Officer and Director
                Thomas C. Dolan

           /s/  John Tatta*                        Director                                   August 20, 2002
           -------------------------------
                John Tatta

           /s/  Patrick F. Dolan*                  Director                                   August 20, 2002
           -------------------------------
                Patrick F. Dolan

           /s/  Charles D. Ferris*                 Director                                   August 20, 2002
           -------------------------------
                Charles D. Ferris

           /s/  Richard H. Hochman*                Director                                   August 20, 2002
           -------------------------------
                Richard H. Hochman

           /s/  Victor Oristano*                   Director                                   August 20, 2002
           -------------------------------
                Victor Oristano

           /s/  Vincent Tese*                      Director                                   August 20, 2002
           -------------------------------
                Vincent Tese

         * By: /s/  Robert S. Lemle
              ----------------------------
                Robert S. Lemle
                Attorney-In-Fact




















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